Exhibit 10.5

CANADIAN SECURITY AGREEMENT

This CANADIAN SECURITY AGREEMENT, dated as of November 3, 2025 (as amended, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this “Agreement”), is made by TILT HOLDINGS INC., a British Columbia corporation, as “Grantor” (the “Grantor”), in favor of JORDAN GEOTAS, as representative of the Purchasers named in the Purchase Agreement (as defined below) (in such capacity, the “Secured Party”).

WHEREAS, JIMMY JANG, L.P., a Delaware limited partnership, BAKER TECHNOLOGIES, INC., a Delaware corporation, COMMONWEALTH ALTERNATIVE CARE, INC., a Massachusetts corporation, and JUPITER RESEARCH, LLC, an Arizona limited liability company (“Jupiter”) (together, the “Borrowers”), as borrowers, and the Secured Party, as noteholder representative, and the other parties thereto, have executed and delivered that certain Secured Note Purchase Agreement dated as of the date hereof (as the same may be amended, modified, increased, renewed or restated from time to time, the “Purchase Agreement”) providing for the purchase and sale of up to $2,000,000 in Notes. Subject to Section 1(b) below, all capitalized terms not otherwise defined herein shall have the respective meanings given in the Purchase Agreement.

WHEREAS, pursuant to that certain Guaranty dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Guaranty”), delivered by the Grantor in favor of the Secured Party, the Grantor has guaranteed the payment and performance of the Borrowers’ obligations under or relating to the Notes, as more fully set forth therein.

WHEREAS, this Agreement is given by the Grantor in favor of the Secured Party to secure the payment and performance of all of the Secured Obligations; and

WHEREAS, it is a condition precedent to the effectiveness of the Amendment that the Grantor shall execute and deliver this Agreement to the Secured Party for the benefit of the Purchasers;

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Definitions.Unless otherwise specified herein, all references to Sections and Schedules herein are to Sections and Schedules of this Agreement.
(b)	Unless otherwise defined herein, terms used herein that are defined in the PPSA or the STA shall have the meanings assigned to them in the PPSA or STA.
(c)	For purposes of this Agreement, the following terms shall have the following meanings:

“Collateral” has the meaning set forth in Section 2.

“Event of Default” has the meaning set forth in the Purchase Agreement.

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“First Priority” means, with respect to any lien and security interest purported to be created in any Collateral pursuant to this Agreement, such lien and security interest is the most senior lien to which such Collateral is subject (subject only to Permitted Liens).

“Laws” has the meaning set forth in the Purchase Agreement.

“PPSA” means the Personal Property Security Act (British Columbia), including the regulations thereto, provided that, if perfection or the effect of perfection or non-perfection or the priority of any Lien created hereunder on the Collateral is governed by the personal property security legislation or other applicable legislation with respect to personal property security as in effect in a jurisdiction other than British Columbia, “PPSA” means the Personal Property Security Act or such other applicable legislation as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Proceeds” means “proceeds” as such term is defined in the PPSA and, in any event, shall include, without limitation, all dividends or other income from the Collateral, collections thereon or distributions with respect thereto.

“Secured Obligations” has the meaning set forth in Section 3.

“STA” means the Securities Transfer Act (British Columbia), including the regulations thereto, provided that, to the extent that perfection or the effect of perfection or non-perfection or the priority of any Lien created hereunder on Collateral that is Investment Property is governed by the laws in effect in any province or territory of Canada other than British Columbia in which there is in force legislation substantially the same as the Securities Transfer Act (British Columbia) (an “Other STA Province”), then STA shall mean such other legislation as in effect from time to time in such Other STA Province for purposes of the provisions hereof referring to or incorporating by reference provisions of the STA; and to the extent that such perfection or the effect of perfection or non-perfection or the priority of any Lien created hereunder on the Collateral is governed by the laws of a jurisdiction other than British Columbia or an Other STA Province, then references herein to the STA shall be disregarded except for the terms “Certificated Security” and “Uncertificated Security”, which shall have the meanings herein as defined in the Securities Transfer Act (British Columbia) regardless of whether the STA is in force in the applicable jurisdiction.

2.Grant of Security Interest. The Grantor hereby pledges and grants to the Secured Party, and hereby creates a continuing First Priority security interest in favor of the Secured Party in and to all of its right, title and interest in and to the following, wherever located, whether now existing or hereafter from time to time arising or acquired (collectively, the “Collateral”):all personal property of every kind and nature including but not limited to all accounts, goods (including inventory and equipment), documents of title, instruments, promissory notes, chattel paper, letters

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of credit, securities and all other investment property, intangibles, money, accounts, and any other contract rights or rights to the payment of money; and
(b)	all Proceeds and products of each of the foregoing, all books and records relating to the foregoing, all supporting obligations related thereto, and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, and any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to the Grantor from time to time with respect to any of the foregoing.

Notwithstanding the foregoing or anything contained in this Agreement or any other Loan Document to the contrary, the term “Collateral” shall not include, and a security interest is not granted in, any right or interest in any permit, license, lease or contract if under the terms of such permit, license, lease or contract, or applicable Laws with respect thereto, the grant of a security interest or lien therein is prohibited and such prohibition or restriction has not been waived or the requisite consent in respect of such permit, license, lease or contract has not been obtained (or is not able to be obtained) or the grant of a security interest or lien therein would, under the terms of such permit, license, lease or contract, result in the voiding or termination of or give rise to a right of termination of such permit, license, lease or contract, provided that, such permit, license, lease or contract shall be included in the term “Collateral” and a security interest shall be granted therein, at such time as the grant of a security interest therein is no longer prohibited, or the requisite consent in respect thereof has been obtained.

The last day of any term reserved by any real property lease, written or unwritten, or any agreement to lease real property, now held or subsequently acquired by the Grantor is excepted out of the security interest granted hereunder. As further security for the payment of its Secured Obligations, the Grantor agrees that it will stand possessed of the reversion of such last day of the term and shall hold it in trust for the Secured Party for the purpose of this Agreement. The Grantor shall assign and dispose of the same in such manner as the Secured Party may from time to time direct in writing without cost or expense to the Secured Party. Upon any sale, assignment, sublease or other disposition of such lease or agreement to lease, the Secured Party shall, for the purpose of vesting the residue of any such term in any purchaser, sublessee or such other acquiror of the real property lease, agreement to lease or any interest in any of them, be entitled by deed or other written instrument to assign to such other person, the residue of any such term in place of the Grantor and to vest the residue freed and discharged from any obligation whatsoever respecting the same.

3.Secured Obligations; Attachment; Value.The Collateral secures the due and prompt payment and performance of all loans, advances, debts, covenants, duties, obligations and liabilities of any kind and description, owed by the Grantor under or in connection with the Notes, the Purchase Agreement, the Guaranty, and each of the other Loan Documents to which the Grantor is a party, in each case as amended, restated, supplemented or otherwise modified from time to time, including all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by the Grantor, in each case, whether direct or indirect, absolute or contingent, now existing or hereafter arising, due or to become due, and whether or not arising after the commencement of a proceeding under the Bankruptcy and

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Insolvency Act (Canada) (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding (collectively, the “Secured Obligations”).
(b)The security interest created hereby is intended to attach, in respect of Collateral in which the Grantor has rights at the time this Agreement is signed by the Grantor and delivered to the Secured Party, and, in respect of Collateral in which the Grantor subsequently acquires rights, at the time the Grantor subsequently acquires such rights. The Grantor and the Secured Party hereby acknowledge that (i) value has been given; (ii) the Grantor has rights in the Collateral in which it has granted a security interest; and (iii) this Agreement constitutes a security agreement as that term is defined in the PPSA.
4.Perfection of Security Interest and Further Assurances.The Grantor shall, from time to time, as may be required by the Secured Party with respect to all Collateral, take all actions as may be requested by the Secured Party to perfect the security interest of the Secured Party in the Collateral, including, without limitation, with respect to all Collateral over which control may be obtained within the meaning of section 1(2) of the PPSA. The Grantor shall take all actions as may be requested from time to time by the Secured Party so that control of such Collateral is obtained and at all times held by the Secured Party. All of the foregoing shall be at the sole cost and expense of the Grantor.
(b)The Grantor hereby irrevocably authorizes the Secured Party at any time and from time to time to file in any relevant jurisdiction any financing statements and financing change statements that contain the information required under the PPSA for the filing of any financing statement or financing change statement relating to the Collateral, including any financing or financing change statements or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by the Grantor hereunder, including the filing of a financing statement describing the Collateral as all present and after-acquired personal property of the Grantor, or words of similar effect. The Grantor agrees to provide all information required by the Secured Party pursuant to this Section promptly to the Secured Party upon request.
(c)If any Collateral is at any time in the possession of a bailee, the Grantor with title to such Collateral shall promptly notify the Secured Party thereof and, at the Secured Party’s request and option, shall promptly obtain an acknowledgment from the bailee, in form and substance satisfactory to the Secured Party, that the bailee holds such Collateral for the benefit of the Secured Party and the bailee agrees to comply, without further consent of the Grantor, at any time with instructions of the Secured Party as to such Collateral.
(d)The Grantor agrees that at any time and from time to time, at the expense of such Grantor, such Grantor will promptly execute and deliver all further instruments and documents, obtain such agreements from third parties, and take all further action, that may be necessary or desirable, or that the Secured Party may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder or under any other agreement with respect to any Collateral.

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5.Representations and Warranties. The Grantor hereby represents and warrants as follows:At the time the Collateral becomes subject to the lien and security interest created by this Agreement, the Grantor will be the sole, direct, legal and beneficial owner thereof, free and clear of any lien, security interest, encumbrance, claim, option or right of others except for Permitted Liens.
(b)The grant of the Collateral pursuant to this Agreement creates a valid and perfected First Priority security interest in the Collateral, securing the payment and performance when due of the Secured Obligations.
(c)It has full power, authority and legal right to pledge its Collateral pursuant to this Agreement.
(d)This Agreement and the Guaranty have been duly authorized, executed and delivered by the Grantor and each constitutes a legal, valid and binding obligation of the Grantor enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and subject to equitable principles (regardless of whether enforcement is sought in equity or at law).
(e)No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the pledge by the Grantor of the Collateral pursuant to this Agreement or for the execution and delivery of this Agreement by the Grantor or the performance by the Grantor of its obligations hereunder.
(f)The execution and delivery of this Agreement by the Grantor and the performance by the Grantor of its obligations hereunder, will not violate any provision of any applicable Laws or regulation or any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, applicable to the Grantor or any of its property, or the organizational or governing documents of the Grantor or any agreement or instrument to which the Grantor is party or by which it or its property is bound.
(g)The Collateral consisting of securities has been duly authorized and validly issued, and is fully paid and non-assessable and subject to no options to purchase or similar rights. None of the Collateral constitutes, or is the proceeds of, (i) timber to be cut or (ii) aircraft, aircraft engines, satellites, ships or railroad rolling stock. None of the account debtors or other persons obligated on any of the Collateral is a governmental authority.
(h)No person other than the Grantor or the Secured Party has control or possession of all or any part of the Collateral.
(i)The Grantor has delivered to the Secured Party a Perfection Certificate containing, inter alia, the Grantor’s exact legal name, its jurisdiction of incorporation, its registered office, its places of business and the locations of its assets. All information provided in the Perfection Certificate is true, complete and correct in all material respects as of the date hereof.
6.Voting, Distributions and Receivables.The Secured Party agrees that unless an Event of Default shall have occurred and be continuing, the Grantor may, to the extent the Grantor has such right as a holder of the Collateral consisting of securities, other Equity Interests or indebtedness owed by any obligor, vote and give consents, ratifications and waivers with respect thereto.

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(b)The Secured Party agrees that the Grantor may, unless an Event of Default shall have occurred and be continuing, receive and retain all dividends and other distributions with respect to the Collateral consisting of securities, other Equity Interests or indebtedness owed by any obligor.
(c)If any Event of Default shall have occurred and be continuing, the Secured Party may, or at the request and option of the Secured Party, the Grantor shall, notify account debtors and other persons obligated on any of the Collateral of the security interest of the Secured Party in any account, chattel paper, general intangible, instrument or other Collateral and that payment thereof is to be made directly to the Secured Party.
7.Covenants. The Grantor hereby covenants as follows:The Grantor will not, without providing at least 30 days’ prior written notice to the Secured Party, change its legal name, identity, type of organization, jurisdiction of organization, corporate structure, location of its chief executive office or its principal place of business or its organizational identification number. The Grantor will, prior to any change described in the preceding sentence, take all actions reasonably requested by the Secured Party to maintain the perfection and priority of the Secured Party’s security interest in the Collateral.
(b)The Grantor shall, at its own cost and expense, defend title to the Collateral and the First Priority lien and security interest of the Secured Party therein against the claim of any person claiming against or through the Grantor and shall maintain and preserve such perfected First Priority security interest for so long as this Agreement shall remain in effect.
(c)The Grantor will not sell, offer to sell, dispose of, convey, assign or otherwise transfer, grant any option with respect to, restrict, or grant, create, permit or suffer to exist any mortgage, pledge, lien, security interest, option, right of first offer, encumbrance or other restriction or limitation of any nature whatsoever on, any of the Collateral or any interest therein except for Permitted Dispositions and Permitted Liens.
(d)The Grantor will keep the Collateral in good order and repair and will not use the same in violation of applicable Law or any policy of insurance thereon. The Grantor will permit the Secured Party, or its designee, to inspect the Collateral at any reasonable time, wherever located; provided, however, that such an inspection shall not be made more than once every sixty (60) days in the absence of a continuing Event of Default.
(e)The Grantor will pay promptly when due all taxes, assessments, governmental charges, and levies upon the Collateral or incurred in connection with the use or operation of the Collateral or incurred in connection with this Agreement.
(f)The Grantor will continue to operate its business in compliance with all applicable Law.
8.Secured Party Appointed Attorney-in-Fact. The Grantor hereby appoints the Secured Party the Grantor’s attorney-in-fact, with full authority in the place and stead of the Grantor and in the name of the Grantor or otherwise, from time to time during the continuance of an Event of Default in the Secured Party’s discretion to take any action and to execute any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement

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(but the Secured Party shall not be obligated to and shall have no liability to the Grantor or any third party for failure to do so or take action). This appointment, being coupled with an interest, shall be irrevocable. The Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.

9.Secured Party May Perform. If the Grantor fails to perform any obligation contained in this Agreement, the Secured Party may itself perform, or cause performance of, such obligation, and the expenses of the Secured Party incurred in connection therewith shall be payable by the Grantor; provided that the Secured Party shall not be required to perform or discharge any obligation of the Grantor.
10.Reasonable Care. The Secured Party shall have no duty with respect to the care and preservation of the Collateral beyond the exercise of reasonable care. The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Secured Party accords its own property, it being understood that the Secured Party shall not have any responsibility for (a) ascertaining or taking action with respect to any claims, the nature or sufficiency of any payment or performance by any party under or pursuant to any agreement relating to the Collateral or other matters relative to any Collateral, whether or not the Secured Party has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral. Nothing set forth in this Agreement, nor the exercise by the Secured Party of any of the rights and remedies hereunder, shall relieve the Grantor from the performance of any obligation on the Grantor’s part to be performed or observed in respect of any of the Collateral.
11.Remedies Upon Default.
(a)If any Event of Default shall have occurred and be continuing, upon (a) receipt of written notice of Event of Default and at the direction of the Secured Party, the Grantor shall within forty-five (45) days of such notice commence a sale process (the “Sale Process”) with respect to Collateral with a value that is sufficient to satisfy the Obligations. The Secured Party shall have sixty (60) days after the commencement of the Sale Process to enter into a term sheet with respect to the disposition of the Collateral, and shall have sixty (60) days following the execution of such term sheet to enter into a transaction with respect to the disposition of the Collateral providing proceeds sufficient to pay off the Secured Obligations in their entirety at such closing. If the Grantor fails to comply with the requirements of this Section 11(a) in running the Sale Process diligently and in good faith, then the Secured Party shall have the right to exercise any and all remedies it may have under applicable Laws.
(b)Subject to Section 11(a), if any Event of Default shall have occurred and be continuing, the Secured Party, without any other notice to or demand upon the Grantor, may assert all rights and remedies of a secured party under this Agreement, the PPSA or other applicable Laws, including, without limitation, the right to take possession of, hold, collect, sell, lease, deliver, grant options to purchase or otherwise retain, liquidate or dispose of all or any portion of the Collateral and the right to appoint a receiver or agent of all or any part of the Collateral and remove or replace from time to time any such receiver or agent. If notice prior to disposition of the Collateral or any portion thereof is necessary under applicable Laws, written notice mailed to the

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Grantor at its notice address as provided in Section 15 hereof 15 days (or such other number of days as may be required by applicable Law) prior to the date of such disposition shall constitute reasonable notice, but notice given in any other reasonable manner shall be sufficient. So long as the sale of the Collateral is made in a commercially reasonable manner, the Secured Party may sell such Collateral on such terms and to such purchaser(s) as the Secured Party in its absolute discretion may choose, without assuming any credit risk and without any obligation to advertise or give notice of any kind other than that necessary under applicable Laws. Without precluding any other methods of sale, the sale of the Collateral or any portion thereof shall have been made in a commercially reasonable manner if conducted in conformity with reasonable commercial practices of creditors disposing of similar property. The Grantor hereby waives and releases to the fullest extent permitted by Law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Secured Obligations or otherwise. At any such sale, unless prohibited by applicable Laws, the Secured Party or any custodian may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. The Secured Party shall not be obligated to clean-up or otherwise prepare the Collateral for sale.
(c)Subject to Section 11(a), if any Event of Default shall have occurred and be continuing, any cash held by the Secured Party as Collateral and all cash Proceeds received by the Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied in whole or in part by the Secured Party to the payment of expenses incurred by the Secured Party in connection with the foregoing or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Party hereunder, including reasonable attorneys’ fees, and the balance of such proceeds shall be applied or set off against all or any part of the Secured Obligations in such order as the Secured Party shall elect. Any surplus of such cash or cash Proceeds held by the Secured Party and remaining after payment in full of all the Secured Obligations shall be paid over to the Grantor or to whomsoever may be lawfully entitled to receive such surplus. The Grantor shall remain liable for any deficiency if such cash and the cash Proceeds of any sale or other realization of the Collateral are insufficient to pay the Secured Obligations and the fees and other charges of any attorneys employed by the Secured Party to collect such deficiency.
12.No Waiver and Cumulative Remedies. The Secured Party shall not by any act (except by a written instrument pursuant to Section 14), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by Law.
13.Security Interest Absolute. The Grantor hereby waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. All rights of the Secured Party and liens and security interests hereunder, and all Secured Obligations of the Grantor hereunder, shall be absolute and unconditional irrespective of:
(a)	any illegality or lack of validity or enforceability of any Secured Obligation or any related agreement or instrument;

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(b)	any change in the time, place or manner of payment of, or in any other term of, the Secured Obligations, or any rescission, waiver, amendment or other modification of the Purchase Agreement, the Guaranty, this Agreement or any other agreement, including any increase in the Secured Obligations resulting from any extension of additional credit or otherwise;
(c)	any taking, exchange, substitution, release, impairment or non-perfection of any Collateral or any other collateral, or any taking, release, impairment, amendment, waiver or other modification of any guaranty, for all or any of the Secured Obligations;
(d)	any manner of sale, disposition or application of proceeds of any Collateral or any other collateral or other assets to all or part of the Secured Obligations;
(e)	any default, failure or delay, wilful or otherwise, in the performance of the Secured Obligations;
(f)	any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to, or be asserted by, the Grantor against the Secured Party; or
(g)	any other circumstance (including, without limitation, any statute of limitations) or manner of administering the Notes or any existence of or reliance on any representation by the Secured Party that might vary the risk of the Grantor or otherwise operate as a defense available to, or a legal or equitable discharge of, the Grantor or any other grantor, guarantor or surety.
14.Amendments. None of the terms or provisions of this Agreement may be amended, modified, supplemented, terminated or waived, and no consent to any departure by the Grantor therefrom shall be effective unless the same shall be in writing and signed by the Secured Party, and then such amendment, modification, supplement, waiver or consent shall be effective only in the specific instance and for the specific purpose for which made or given.
15.Addresses For Notices. All notices and other communications provided for in this Agreement shall be in writing and shall be given in the manner and become effective as set forth in the Purchase Agreement, and addressed to the respective parties at their addresses as specified on the signature pages hereof or as to either party at such other address as shall be designated by such party in a written notice to each other party.
16.Continuing Security Interest; Further Actions. This Agreement shall create a continuing First Priority lien and security interest in the Collateral and shall (a) subject to Section 17, remain in full force and effect until payment and performance in full of the Secured Obligations, (b) be binding upon the Grantor, its successors and assigns, and (c) inure to the benefit of the Secured Party and its successors, transferees and assigns; provided that the Grantor may not assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the Secured Party.

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17.Termination; Release. On the date on which all Secured Obligations have been paid and performed in full, the Secured Party will, at the request and sole expense of the Grantor, (a) duly assign, transfer and deliver to or at the direction of the Grantor (without recourse and without any representation or warranty) such of the Collateral as may then remain in the possession of the Secured Party, together with any monies at the time held by the Secured Party hereunder, and (b) execute and deliver to the Grantor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement.
18.Governing Law. This Agreement and all matters arising out of or relating to this Agreement, whether sounding in contract, tort, or statute, will be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.
19.Jurisdiction and Venue. ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE INSTITUTED IN THE COURTS OF THE PROVINCE OF BRITISH COLUMBIA, AND EACH PARTY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
20.Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE SECURITIES OR THE SUBJECT MATTER HEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, PURSUANT TO CONTRACT, TORT (INCLUDING NEGLIGENCE), BREACH OF DUTY, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER REPRESENTS AND WARRANTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.
21.Judgment Currency.
(a)If, for purposes of obtaining or enforcing a judgment in any court, it is necessary to convert into a particular currency (the “Judgment Currency”) an amount due under this

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Agreement in any other currency (the “Original Currency”), then conversion shall be made at the rate of exchange prevailing on the business day before the day on which final judgment is given (the “Conversion Date”). For purposes of this Section 21, “rate of exchange” means the rate at which the party to whom the judgment is granted (the “Judgment Creditor”) is able, on the Conversion Date, to purchase the Original Currency with the Judgment Currency in accordance with normal banking procedures in Toronto, Ontario.
(b)The obligations of the judgment debtor (the “Judgment Debtor”) in respect of any amount due in the Original Currency from it to the Judgment Creditor under the Agreement will, notwithstanding any judgment in the Judgment Currency, be discharged only to the extent that on the business day following receipt by the Judgment Creditor of any sum adjudged to be so due in the Judgment Currency, the Judgment Creditor may, in accordance with normal banking procedures, purchase the Original Currency with such Judgement Currency. If the amount of the Original Currency so purchased is less than the amount originally due to the Judgment Creditor in the Original Currency, the Judgment Debtor agrees, as a separate obligation and notwithstanding the judgment, to indemnify the Judgment Creditor against any loss arising as a result of such deficiency. In addition, the amount of the Original Currency so purchased exceeds the amount originally due to the Judgment Creditor in the Original Currency, the Judgment Creditor shall remit such excess to the Judgment Debtor. The indemnity in favour of the Judgment Creditor constitutes an obligation separate and independent from the other obligations contained in this Agreement, gives rise to a separate and independent cause of action, applies irrespective of any indulgence granted by the Judgment Creditor from time to time and continues in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due under this Agreement or under any judgment or order.
22.Verification Statement. The Grantor hereby waives the requirement to be provided with a copy of any verification statement issued in respect of a financing statement or financing change statement filed under the PPSA in connection with this Agreement.
23.Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

[Signature pages follow.]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

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“SECURED PARTY”
Address for Notices: [***]	/s/ Jordan Geotas_____________ JORDAN GEOTAS

[Signature Page to Canadian Security Agreement]

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“GRANTOR”
Address for Notices: c/o McCarthy Tétrault LLP 745 Thurlow St Suite 2400 Vancouver, BC V6E 0C5 Attn: David Frost Email Address: dfrost@mccarthy.ca	TILT HOLDINGS INC., a British Columbia corporation Per: /s/ Tim Conder_______________ Name: Tim Conder Title: CEO

[Signature Page to Canadian Security Agreement]

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